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[LOGO] JOHN HANCOCK FUNDS
A Global Investment Management Firm
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                                                        101 Huntington Avenue
                                             Boston, Massachusetts 02199-7603
March 18, 1996
                                                    John Hancock Advisers, Inc.

John Hancock Tax-Free Bond Fund
101 Huntington Avenue
Boston, MA 02199

Ladies and Gentlemen:

In connection with the filing of a registration statement under the Securities Act of 1933, as amended (the "Act"), on Form N-14, with respect to the shares of beneficial interest of John Hancock Tax-Free Bond Fund, a Massachusetts business trust (the "Fund"), it is the opinion of the undersigned that these shares when issued will be legally issued, fully paid and nonassessable.

In connection with this opinion it should be noted that the Fund is an entity of the type generally known as a "Massachusetts business trust." Under Massachusetts law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the trust. However, the Fund's Declaration of Trust disclaims shareholder liability for obligations of the Fund and indemnifies any shareholder of the Fund, with such indemnification to be paid solely out of the assets of the Fund. Therefore, the shareholder's risk is limited to circumstances in which the assets of the Fund are insufficient to meet the obligations asserted against such assets.

The undersigned hereby consents to the filing of a copy of this opinion, as an exhibit to the Fund's registration statement on Form N-14, with the Securities and Exchange Commission and with the various state securities administrators.

Sincerely,

JOHN HANCOCK ADVISERS, INC.

/s/ Alfred P. Ouellette

Alfred P. Ouellette
Assistant Secretary
Member of Massachusetts Bar

APO/dmm
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John Hancock Advisers, Inc. * John Hancock Funds, Inc.*  John Hancock Investor
Services Corporation * The Patriot Group, Inc. [LOGO]
John Hancock Advisers International, Ltd. * NM Capital Management, Inc. Sovereign Asset Management Corporation

* Member of National Association of Securities Dealers, Inc.